EXHIBIT 4.1(d)



                       Amendment No. 4 to Credit Agreement


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                        AMENDMENT NO. 4 AND WAIVER TO THE
                                CREDIT AGREEMENT


                                                  Dated as of September 17, 1997

         AMENDMENT NO. 4 AND WAIVER TO THE CREDIT AGREEMENT, among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), PRN HOLDINGS, INC., a Delaware corporation (together with MEDIQ, the "Parent Guarantors"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Banque Nationale de Paris as administrative agent (the "Administrative Agent") for the Lenders and NationsBank N.A., as documentation agent (the "Documentation Agent").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Parent Guarantors, the Lenders, the Administrative Agent and the Documentation Agent have entered into a Credit Agreement dated as of October 1, 1996, as amended by Amendment No. 1 dated as of January 24, 1997, as further amended by Amendment No. 2 and Waiver dated as of April 1, 1997 and Amendment No. 3 dated as August 8, 1997 (as so amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment and Waiver have the same meanings as specified in the Credit Agreement.

         (2) The Borrower currently owns a 50% interest in Mediq PRN/HNE, LLC ("SpectraCair"), and its joint venture partner HNE Rentals, Inc. ("HNE") owns the remaining 50% interest. The Borrower and MEDIQ desire to purchase HNE's interest in SpectraCair for aggregate consideration (including the assumption of approximately $4.25 million in Debt) of approximately $6.25 million (the "Transaction"), as a result of which the Borrower and MEDIQ would collectively own 100% of SpectraCair. Within seven Business Days following the consummation of the Transaction, MEDIQ would transfer all of its interest in SpectraCair to the Borrower, and SpectraCair would become a division of the Borrower.

         (3) The Borrower has requested that the Required Lenders amend and waive certain provisions of the Credit Agreement to enable it to consummate the Transaction, and, following the Transaction, to allow SpectraCair to continue to honor certain pre-existing agreements.

         (4) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower, the Parent Guarantors and such Lenders have agreed to amend and waive the Credit Agreement as hereinafter set forth.

         SECTION 1. Waiver to the Credit Agreement. (a) The Required Lenders hereby waive the provisions of Section 5.02(f) of the Credit Agreement through and including September 25, 1997 only, solely to the extent necessary to permit the Borrower and MEDIQ to jointly invest in SpectraCair.

         (b) The Required Lenders hereby waive the provisions of Section 5.02(d) of the Credit Agreement solely in order to permit the merger and consolidation of SpectraCair with and into the Borrower, with the Borrower as the surviving corporation (the "Merger").

         SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

            (1) Section 1.01 is amended by inserting the following definition in its proper alphabetical order:

               "'SpectraCair' means Mediq PRN/HNE, LLC, a New Jersey limited liability company."

            (2) Section 5.02(b)(ii) is amended by deleting the word "and" at the end of paragraph (H) thereof and inserting the following:

               "(I) Debt consisting of take-or-pay contracts assumed by the Borrower in connection with the acquisition of SpectraCair in an aggregate amount not to exceed $3,000,000, and".

            (3) Section 5.02(f) is amended by deleting the word "and" at the end of clause (viii) thereof and inserting the following immediately before the period at the end of clause (ix) thereof:

               "(x) Investments in the common stock of MEDIQ made prior to September 17, 1997, to the extent that such common stock is held in reserve for the exercise of management stock options by executives of SpectraCair".

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            (4) Section 5.02(o) is amended by inserting immediately prior to the period at the end thereof the phrase "and take-or-pay contracts otherwise permitted under Section 5.02(b)(ii)(I)".

         SECTION 3. Conditions of Effectiveness. (a) This Amendment and Waiver shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment and Waiver executed by the Borrower and the Required Lenders, or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Waiver, and counterparts of the Consent attached hereto, duly executed by each of the parties listed on the signature pages thereof. Furthermore, the effectiveness of this Amendment and Waiver is conditioned upon the accuracy of the factual matters described herein. This Amendment and Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

         (b) This Amendment and Waiver shall be null and void and of no effect if, on or before September 25, 1997, the Administrative Agent shall not have additionally received either (i) evidence that the Merger shall have been consummated in compliance with all applicable laws, together with a certified copy of a certificate of merger or other confirmation from the Secretary of State of New Jersey satisfactory to the Lenders of such compliance or (ii) a supplement to the Security Agreement and a Subsidiary Guaranty in each case executed by SpectraCair, adding SpectraCair as an additional Loan Party, in form and substance satisfactory to the Administrative Agent, together with executed copies of any uniform commercial code financing statements, Mortgages, fixture filings or any other instruments, documents or opinions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement, the other Collateral Documents and such supplement.

         SECTION 4. Representations and Warranties of the Borrower. The Borrower and the Parent Guarantors each represent and warrant as follows:

         (a) Each such entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of the parties to this Amendment and Waiver.

         (b) The execution, delivery and performance by each Loan Party of this Amendment and Waiver and the Loan Documents, as amended and waived hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene each such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding

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on or affecting any Loan Party, any of their Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, as amended and waived hereby, or any amendments or supplements thereto contemplated hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment and Waiver, any of the Collateral Documents or any amendments or supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, or any of the Loan Documents, as amended and waived hereby, to which it is or is to be a party.

         (d) This Amendment and Waiver and each of the Collateral Documents and amendments and supplements thereto contemplated hereby to which each Loan Party is a party have been duly executed and delivered by each such Loan Party. This Amendment and Waiver and each of the other Loan Documents, as amended and waived hereby, to which each Loan Party is a party are, and each of the other Collateral Documents and amendments and supplements thereto contemplated hereby to which each such Loan Party is or is to be a party, when delivered hereunder, will be, legal, valid and binding obligations of each such Loan Party, enforceable against each such Loan Party in accordance with their respective terms.

         (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment and Waiver, the Collateral Documents, any amendments or supplements thereto contemplated hereby or any of the other Loan Documents, as amended and waived hereby, or the consummation of any of the transactions contemplated hereby.

         SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and waived by this Amendment and Waiver.

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         (b) The Credit Agreement, the Notes and each of the other Loan
Documents, as specifically amended and waived by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended and waived by this Amendment and Waiver.

         (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 6. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Waiver, and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

         SECTION 7. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

         SECTION 8. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

                                     By /s/ Jay M. Kaplan
                                        ----------------------------------------
                                        Title: CFO


                                     MEDIQ INCORPORATED

                                     By /s/ Jay M. Kaplan
                                        ----------------------------------------
                                        Title: CFO


                                     PRN HOLDINGS, INC.

                                     By /s/ Jay M. Kaplan
                                        ----------------------------------------
                                        Title: CFO


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                                     BANQUE NATIONALE DE PARIS,
                                       as Administrative Agent and as Lender

                                     By /s/ Mary Beth Burnett
                                        ----------------------------------------
                                        Title: Vice President

                                     By /s/ Steve Kovacs
                                        ----------------------------------------
                                        Title: Assistant Vice President




                                     NATIONSBANK, N.A., as
                                     Documentation Agent and as Lender

                                     By /s/ Ashley M. Crabtree
                                        ----------------------------------------
                                        Title: Senior Vice President


                                     AMARA-1 FINANCE LTD.

                                     By /s/
                                        ----------------------------------------
                                        Title: Director


                                     AMARA-2 FINANCE LTD.

                                     By /s/
                                        ----------------------------------------
                                        Title: Director

                                     BANKBOSTON, N.A.

                                     By
                                        ----------------------------------------
                                        Title:



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                                     CAISSE NATIONALE DE CREDIT AGRICOLE

                                     By /s/ Craig Welsh
                                        ----------------------------------------
                                        Title: First Vice President


                                     CAPTIVA FINANCE LTD.

                                     By /s/ John H. Cullinane
                                        ----------------------------------------
                                        Title: Director


                                     CERES FINANCE LTD.

                                     By /s/ John H. Cullinane
                                        ----------------------------------------
                                        Title: Director


                                     CREDITANSTALT CORPORATE FINANCE, INC.

                                     By
                                        ----------------------------------------
                                        Title:

                                     By
                                        ----------------------------------------
                                        Title:


                                     FIRST SOURCE FINANCIAL, LLP
                                     By: First Source Financial , Inc.
                                     as Agent/Manager

                                     By /s/
                                        ----------------------------------------
                                        Title: Vice President


                                     METROPOLITAN LIFE INSURANCE COMPANY

                                     By /s/ James R. Dingler
                                        ----------------------------------------
                                        Title: Assistant Vice President



                                       7
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                                     LASALLE NATIONAL BANK

                                     By
                                        ----------------------------------------
                                        Title:


                                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                     By /s/ John B. Wheeler
                                        ----------------------------------------
                                        Title: Managing Director


                                     MELLON BANK, N.A.

                                     By /s/ Mark Avallone
                                        ----------------------------------------
                                        Title: Vice President


                                     MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                        INC.

                                     By
                                        ----------------------------------------
                                        Title:


                                     MORGAN STANLEY SENIOR FUNDING, INC.

                                     By /s/ Christopher A. Pucillo
                                        ----------------------------------------
                                        Title: Vice President

                                     PILGRIM AMERICA PRIME RATE TRUST

                                     By /s/ Michael J. Bacevich
                                        ----------------------------------------
                                        Title: Vice President


                                     SUMMIT BANK

                                     By /s/ Adrian M. Marquez
                                        ----------------------------------------
                                        Title: Vice President


                                       8
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                                    USTRUST

                                     By /s/ Thomas Macina
                                        ----------------------------------------
                                        Title: Vice President


                                     VAN KAMPEN AMERICAN CAPITAL PRIME
                                        RATE INCOME TRUST

                                     By /s/ Jeffrey W. Maillet
                                        ----------------------------------------
                                        Title: Senior Vice President & Director



                                     MERRILL LYNCH PRIME RATE PORTFOLIO

                                     By
                                        ----------------------------------------
                                        Title:


                                     SENIOR DEBT PORTFOLIO

                                     By Boston Management and Research,
                                        as Investment Advisor

                                     By /s/ Payson F. Swaffield
                                        ----------------------------------------
                                        Title: Vice President

                                     MERRILL LYNCH PRIME RATE PORTFOLIO
                                     By Merrill Lynch Asset Management, L.P.
                                     as Investment Advisor

                                     By
                                        ----------------------------------------
                                        Title:





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                                     CONSENT

                                                  Dated as of September 17, 1997


         Reference is made to Amendment No. 4 and Waiver dated as of September 17, 1997 (the "Amendment and Waiver"), to the Credit Agreement dated as of October 1, 1996, as amended by Amendment No. 1 dated as of January 24, 1997, Amendment No. 2 and Waiver dated as of April 1, 1997 and Amendment No. 3 dated as of August 8, 1997 (as so amended, the "Credit Agreement"; unless otherwise defined herein, capitalized terms being used herein as therein defined) among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation, as Borrower, PRN Holdings, Inc. a Delaware corporation and MEDIQ Incorporated, as Parent Guarantors, Banque Nationale de Paris, as Administrative Agent, and certain other Lender Parties party thereto.

         Each of the undersigned, as a Loan Party party to certain of the Loan Documents, hereby consents to the Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment and Waiver, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver, each reference in such Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended and waived by such Amendment and Waiver, and (b) the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                                        MEDIQ INVESTMENT SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


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                                        MEDIQ MANAGEMENT SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        MEDIQ SURGICAL EQUIPMENT SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        VALUE-MED PRODUCTS, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        MEDIQ MOBILE X-RAY SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                         MDTC HADDON, INC.

                                         By /s/ Jay M. Kaplan
                                            ------------------------------------
                                            Name: Jay M. Kaplan
                                            Title: CFO


                                         MEDIQ DIAGNOSTIC CENTERS, INC.

                                         By /s/ Jay M. Kaplan
                                            ------------------------------------
                                            Name: Jay M. Kaplan
                                            Title: CFO


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                                        MEDIQ DIAGNOSTICS CENTERS-I INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        MEDIQ IMAGING SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        AMERICAN CARDIOVASCULAR IMAGING LABS,
                                          INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        ALPHA HEALTH CONSULTANTS, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        P.I. CORPORATION

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO


                                        MEDIQ SERVICES, INC.

                                        By /s/ Jay M. Kaplan
                                           -------------------------------------
                                           Name: Jay M. Kaplan
                                           Title: CFO

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